UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2011

SINO-BON ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-52224	88-0409166
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

P.O. Box 031-088, Shennan Zhong Road
Shenzhen City, P.R. China 518031

(Address of principal executive offices)

0086-755-23990959
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2011, both Xiowei (Simon) Song, Chief Executive Officer and a Director of Sino-Bon Entertainment, Inc. (the “Company”), and Liang (Jacky) Yan, Chief Financial Officer and a Director of the Company, resigned from their positions as officers and Directors of the Company.  Neither resignation of Mr. Song or Mr. Yan was a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On January 10, 2011, our Board of Directors appointed Mr. Yingjun (David) Wang as our Chief Executive Officer and a Director and Ms. Fengyi (May) Yang as our Chief Financial Officer and a Director, in each case effective immediately.

Yingjun (David) Wang has more than 20 years of management experience, including extensive experience in business logistics and operations management.  From 2008 until 2010, Mr. Wang served as Vice President of Can Industrial, Inc., a manufacturer of hoses and belts.  From 2007 to 2008, Mr. Wang served as General Manager, Operations of CWT (China) Co., Ltd., an international logistics company.  From 2003 to 2007, Mr. Wang served as Vice General Manager, Logistics of Giti Tire (China) Investment Co., Ltd., a global tire manufacturer.  Mr. Wang has a Bachelor of Engineering degree from Huazhong University of Science & Technology, a Master of Business Administration degree from Nanjin University of Science & Technology and a Master of Engineering degree from National University of Singapore.  Mr. Wang was selected to serve as a Director of the Company because of his extensive experience in operations and logistics management.

Fengyi (May) Yang has more than 13 years of accounting and financial management experience.  From 2009 until 2010, Ms. Yang served as Finance Manager of Perot Systems China, the Chinese subsidiary of an international IT service company.  From 2008 to 2009, Ms. Yang served as Finance Chief of Zhuzhou Qianjin Pharmaceutical Co., Ltd., a pharmaceutical company.  During 2007, Ms. Yang served as a Finance Manager of Zhuzhou Carrefour, a subsidiary of an international supermarket chain.  From 2004 to 2007, Ms. Yang served as a Project Manager for the Hunan Tinwha Accounting Firm.  Ms. Yang has a Bachelor’s degree in mathematics and statistics from Xiangtan University and a Master’s degree in accounting from Hunan University.  Ms. Yang was selected to serve as a Director of the Company because of her extensive experience in accounting and financial management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino-Bon Entertainment, Inc.

	By:	/s/ Yingjun (David) Wang
Yingjun (David) Wang
Date: January 11, 2011		Chief Executive Officer